195 Church Street
New Haven, CT 06510
www.newalliancebank.com

PRESS RELEASE

Contact:
Brian S. Arsenault
Executive Vice President
NewAlliance Bank
203.789.2733

NewAlliance Earns $11.6 Million in Fourth Quarter
Increases Quarterly Dividend

New Haven, Connecticut, January 25, 2005 - NewAlliance Bancshares, Inc. (NYSE: NAL) today announced net income of $11.6 million, or 11 cents per diluted share, for the quarter ended December 31, 2004. Exclusive of merger related charges, NewAlliance earned $12.4 million, or 12 cents per diluted share, in the fourth quarter.

NewAlliance also announced today that its Board of Directors voted to increase the Company’s quarterly dividend by 25 percent to 5 cents per share. The dividend will be paid on February 14, 2005 to shareholders of record on February 4, 2005.

For the year ended December 31, 2004, NewAlliance earned $4.1 million. Earnings were compressed by merger expenses and the Company’s $40 million contribution to establish the NewAlliance Foundation.

Since NewAlliance did not go public until April 1, 2004, there is no earnings per share figure for the twelve months ended December 31, 2004. For the nine months ended December 31, 2004, the Company earned two cents per diluted share and earned 35 cents per diluted share exclusive of Foundation and merger expenses.

“The momentum is building with our solid earnings and expanded margin in the fourth quarter. With the integration of three banks behind us, we are poised to see both retail and commercial loan and deposit growth accelerate as we move through 2005,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer.

Ms. Patterson indicated that highlights of the quarter were:

An increase in the Company’s return on average assets for the quarter ended December 31, 2004 to 0.74%, up from 0.51% for the previous quarter, the result of an increase in the Company’s net interest margin and a sharp decrease in merger expenses.

An increase in the Company’s net interest margin to 3.15% for the quarter ended December 31, 2004 from 3.05% for the prior quarter.

A related increase of nearly $1 million in net interest income (before loan loss provision) to $43.6 million for the quarter ended December 31, 2004.

A decrease in merger-related expenses from $5.5 million in the third quarter to $1.2 million in the fourth quarter.

Continued strong asset quality. Non-performing loans to total loans remained low at 0.33% at December 31, 2004 as compared to 0.34% at September 30, 2004. Non-performing assets to total assets for the same period also remained low, declining slightly from 0.17% to 0.16%. The allowance for loan losses to non-performing loans increased from 341% at September 30, 2004 to 353% at December 31, 2004.

A return to quarter to quarter growth in consumer loans and strong commercial loan originations in the fourth quarter of 2004 over the prior quarter.

Speaking of the past year, Ms. Patterson said:

“2004 was a remarkable year during which we conducted the largest initial public offering in US banking history, added two esteemed Connecticut institutions to the former New Having Savings Bank, launched a bold new name and more than doubled our assets. The NewAlliance Foundation, which grew in value to approximately $60 million by year-end 2004, dispensed nearly $3 million to better our communities in Connecticut. And at year’s end we moved the trading of Company stock to the world’s most prestigious market, the New York Stock Exchange.”

NewAlliance capital levels remained high at year-end, primarily because of the proceeds of the Initial Public Offering, with Tier 1 leverage capital at 16.32%, total risk based capital at 28.22% and tangible equity to tangible assets at 16.26%.

“Capital deployment remains a major focus in 2005,” said Ms Patterson. “Our Directors decided to utilize a portion of it to increase our dividend just six months after we first established a dividend. In addition, share repurchases can become part of the Company’s capital management strategy following the end of the first quarter, pending regulatory and board approval.

“On the acquisition front, doing the right deal remains our focus. We have not pursued a number of acquisitions because of pricing considerations nor have we found the strategic fit which we believe will substantially improve our franchise.”

NewAlliance’s pro forma efficiency ratio, exclusive of merger and conversion costs and securities gains, was 65.95% for the fourth quarter, improved slightly from 66.50% for the previous quarter.

Non-interest income was a principal area of weakness in the fourth quarter. Depositor service charges for the quarter ended December 31, 2004 were down $864,000 from the prior quarter as NewAlliance implemented temporary fee waivers to benefit customers during the process of integrating three banks and closing ten branches and adjusted some fees for the combined banks. (Nine branches were closed in the Third Quarter and one in the Fourth Quarter.) Insurance and investment fees for the fourth quarter declined $634,000 from the third quarter largely as a result of the lower attractiveness of annuities to certificate of deposit rates.

2

At December 31, 2004, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $6.3 billion in assets and operated 64 banking offices. In addition to offering a full range of consumer and commercial banking products and services, NewAlliance Bank also provides trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the investor relations section of the website. Prior to December 14, 2004, NewAlliance Bancshares traded on the NASDAQ National Market under the symbol NABC.

(A conference call on the NewAlliance earnings release will be held at 10 a.m., Eastern Time, January 26, 2005. A webcast of the call is available in the Investor Relations area of the Company’s website at www.newalliancebank.com. The webcast is also available through CCBN’s Investor Distribution network for individual investors at www.fulldisclosure.com and for institutional investors at www.streetevents.com, password protected. The conference call is also available by dialing 1 800-237-9752 in the US and Canada. The international dial-in number is 1 617-847-8706. The passcode for the call dial-in numbers is 85430326. Call is open to all. Questions will be taken only from the investment community. A replay of the call will be available from around noon on January 26, 2005 until February 9, 2005. To access the replay, dial 1 888-286-8010 in the US and Canada. The international number is 1 617-801-6888. The passcode for the replay is 21838427)

Note: This news release contains financial information other than that provided by accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management believes these nonGAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities as well as the establishment of a foundation, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. In the case of the establishment of the foundation, the cost is nonrecurring. These nonGAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to nonGAAP performance measures that may be presented by other companies. A reconciliation of GAAP and nonGAAP financial information is included in this report.

Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company's other filings with the Securities and Exchange Commission, press releases and other communications. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

3

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)
	December 31,	September 30,	December 31,
	2004	2004	2003
Assets
Cash and due from banks, noninterest bearing	$101,099	$103,480	$46,634
Short term investments	191,399	155,298	63,500
Investment securities available for sale	2,191,302	2,169,700	1,069,546
Investment securities held to maturity	1,000	500	350
Loans held for sale	501	1,303	90
Loans:
Residential real estate mortgage	1,576,116	1,631,644	644,857
Commercial real estate mortgage	731,232	732,317	295,108
Commercial business	325,835	336,060	92,869
Consumer	511,464	503,396	274,624
Total loans	3,144,647	3,203,417	1,307,458
Less: Allowance for loan losses	(36,163)	(37,071)	(17,669)
Loans, net	3,108,484	3,166,346	1,289,789
Bank premises and equipment, net	53,704	53,450	34,119
Cash surrender value of life insurance	54,965	54,379	-
Goodwill	417,307	416,867	-
Identifiable intangible assets	58,062	61,637	2,643
Other assets	86,305	100,952	30,059
Total assets	$6,264,128	$6,283,912	$2,536,730

Liabilities and Shareholders' Equity
Deposits:
Regular savings	$942,363	$951,584	$509,946
Money market	806,035	846,974	489,885
NOW	345,539	345,519	155,085
Demand	448,670	446,724	183,555
Time	1,159,405	1,121,835	476,213
Total deposits	3,702,012	3,712,636	1,814,684
Borrowings:
Federal Home Loan Bank advances	860,909	858,921	252,990
Repurchase agreements	194,972	206,966	22,753
Junior subordinated debentures	7,105	7,105	-
Other borrowings	1,830	1,859	1,938
Other liabilities	80,928	81,116	38,364
Total liabilities	4,847,756	4,868,603	2,130,729

Shareholders' equity	1,416,372	1,415,309	406,001

Total liabilities and shareholders' equity	$6,264,128	$6,283,912	$2,536,730

4

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

(In thousands, except share data)
	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003

Interest and dividend income	$62,137	$26,478	$208,032	$104,570
Interest expense	18,585	7,541	61,812	30,396

Net interest income before provision for loan losses	43,552	18,937	146,220	74,174
Provision for loan losses	300	-	600	-
Net interest income after provision for loan losses	43,252	18,937	145,620	74,174

Non-interest income:
Depositor service charges	4,987	1,884	18,628	7,596
Loan and servicing fees	551	283	2,646	2,114
Trust fees	607	509	2,415	1,963
Investment and insurance fees	1,281	502	5,692	2,585
Bank owned life insurance	593	-	1,828	-
Rental income	764	774	3,078	3,014
Net (loss) gain on limited partnership	(9)	-	5	(1,529)
Net gain on sale of investment securities	557	23	616	750
Other	343	126	800	1,281
Total non-interest income	9,674	4,101	35,708	17,774

Non-interest expense:
Salaries and employee benefits	17,583	9,257	61,220	36,469
Occupancy expense	2,821	1,721	10,478	6,916
Furniture and fixture expense	1,714	1,085	6,326	4,006
Outside services	4,728	1,937	15,671	7,119
Advertising, public relations, and sponsorships	942	607	2,976	2,133
Contribution to NewAlliance Foundation	-	-	40,040	-
Amortization of non-compete agreements and core deposit intangible	3,502	-	11,300	-
Conversion and merger related charges	1,232	2,818	17,591	4,032
Other	3,533	1,102	11,133	4,265
Total non-interest expense	36,055	18,527	176,735	64,940

Income before income taxes	16,871	4,511	4,593	27,008

Income taxes	5,309	1,336	524	9,091

Net income	$11,562	$3,175	$4,069	$17,917

Basic and diluted earnings per share	$0.11	n/a	nm	n/a

Basic and diluted weighted average shares outstanding	106,808,384

nm - not meaningful

5

NewAlliance Bancshares, Inc.
Consolidated Statement of Income (Unaudited)

(In thousands, except share data)
For the Three
Months Ended
September 30,
2004

Interest and dividend income	$60,822
Interest expense	18,255

Net interest income before provision for loan losses	42,567
Provision for loan losses	-
Net interest income after provision for loan losses	42,567

Non-interest income:
Depositor service charges	5,851
Loan and servicing fees	676
Trust fees	578
Investment and insurance fees	1,915
Bank owned life insurance	604
Rental income	779
Net gain on limited partnership	-
Net gain on sale of investment securities	19
Other	207
Total non-interest income	10,629

Non-interest expense:
Salaries and employee benefits	18,108
Occupancy expense	2,937
Furniture and fixture expense	1,756
Outside services	4,741
Advertising, public relations, and sponsorships	787
Contribution to NewAlliance Foundation	-
Amortization of non-compete agreements and core deposit intangible	3,769
Conversion and merger related charges	5,508
Other	3,314
Total non-interest expense	40,920

Income before income taxes	12,276

Income taxes	4,143

Net income	$8,133

Basic and diluted earnings per share	$0.08

Basic and diluted weighted average shares outstanding	106,746,263

6

NewAlliance Bancshares, Inc.
SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended December 31,
	2004	2003

Net interest income	$43,552	$18,937
Net income	$11,562	$3,175
Shares issued (end of period)	114,158,736	n/a
Weighted average shares issued:
Basic	106,808,384	n/a
Diluted	106,808,384	n/a
Earnings per share:
Basic	$0.11	n/a
Diluted	$0.11	n/a
Shareholders' equity (end of period)	$1,416,372	$406,001
Book value per share (end of period)	$12.41	n/a
Tangible book value per share (end of period)	$8.24	n/a

RATIOS & OTHER INFORMATION

Net interest margin (net interest income as a
% of average earnings assets)	3.15%	3.13%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.77%	2.78%
Return on average assets	0.74%	0.51%
Return on average equity	3.26%	3.15%

At period end:
Tier 1 leverage capital ratio	16.32%	16.10%
Tangible equity/tangible assets	16.26%	15.92%
Total risk based capital ratio	28.22%	28.20%

Non-performing loans	$10,233	$5,489
Total non-performing assets	$10,233	$5,512
Non-performing loans as a % of total loans	0.33%	0.42%
Non-performing assets as a % of total assets	0.16%	0.22%

Banking offices	64	36

FINANCIAL INFORMATION & RATIOS EXCLUDING CERTAIN ITEMS
(Non-GAAP Financial Information):

Noninterest income as a percent of
total income (1)	12.8%	13.3%
Merger and conversion costs on a net
of tax basis	$801	$1,832
Per share:	$0.01	n/a
Noninterest expense (2)	$34,823	$15,709
Proforma return on average assets (3)	0.79%	0.80%
Proforma return on average tangible assets (3)	0.85%	0.80%
Proforma return on average equity (3)	3.49%	4.96%
Proforma return on average tangible equity (3)	5.26%	4.99%
Efficiency ratio (1)	68.29%	80.19%
Proforma efficiency ratio (1) (2)	65.95%	67.94%

(1) Excludes net securities gains and other real estate owned expenses.
(2) Excludes merger and conversion costs.
(3) Excludes merger and conversion costs, net of related tax benefits.

7

NewAlliance Bancshares, Inc.
Average Balance Sheets and Yield / Rate Analysis (Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	December 31, 2004			December 31, 2003
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets:
Loans (1) (2)
Residential real estate	$1,606,283	$20,728	5.16%	$639,081	$8,483	5.31%
Commercial real estate	724,440	10,576	5.84	295,226	4,706	6.38
Commerical business	325,493	4,587	5.64	92,684	1,296	5.59
Consumer	506,736	6,140	4.85	265,913	3,117	4.69
Total Loans	3,162,952	42,031	5.32	1,292,904	17,602	5.45
Short-term investments	165,004	814	1.97	66,634	201	1.21
Investment securities	2,209,357	19,292	3.49	1,062,187	8,675	3.27
Total interest earning assets	5,537,313	$62,137	4.49%	2,421,725	$26,478	4.37%
Non-interest earning assets	735,124			90,274
Total assets	$6,272,437			$2,511,999

Interest-bearing liabilities:
Deposits:
Money market	$817,557	$3,135	1.53%	$484,112	$1,833	1.51%
NOW	340,426	141	0.17	147,258	46	0.12
Savings	948,784	1,195	0.50	512,342	642	0.50
Time	1,144,048	5,640	1.97	488,021	2,613	2.14
Total interest-bearing deposits	3,250,815	10,111	1.24	1,631,733	5,134	1.26
Repurchase agreements	203,758	519	1.02	26,073	60	0.92
FHLB advances and other borrowings	863,227	7,955	3.69	235,592	2,347	3.98
Total interest bearing liabilities	4,317,800	18,585	1.72%	1,893,398	7,541	1.59%
Non-interest-bearing demand deposits	457,490			180,509
Other non-interest bearing liabilities	80,477			34,279
Total liabilities	4,855,767			2,108,186
Equity	1,416,670			403,813
Total liabilities and equity	$6,272,437			$2,511,999
Net interest-earning assets	$1,219,513			$528,327
Net interest income		$43,552			$18,937
Interest rate spread			2.77%			2.78%
Net interest margin (net interest income
as a percentage of total interest
earning assets)			3.15%			3.13%
Ratio of total interest-earning assets
to total interest-bearing liabilities			128.24%			127.90%

(1) Average balances include non-accrual loans
(2) Includes loans held for sale

8

NewAlliance Bancshares, Inc.
Average Balance Sheets and Yield / Rate Analysis (Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended
	December 31, 2004			December 31, 2003
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets:
Loans (1) (2)
Residential real estate	$1,403,600	$71,328	5.08%	$611,658	$34,220	5.59
Commercial real estate	631,670	37,178	5.89	288,235	19,294	6.69
Commerical business	272,360	14,935	5.48	92,814	5,481	5.91
Consumer	441,312	20,163	4.57	231,836	11,932	5.15
Total Loans	2,748,942	143,604	5.22	1,224,543	70,927	5.79
Short-term investments	152,301	2,210	1.45	101,048	1,250	1.24
Investment securities	2,005,116	62,218	3.10	1,013,692	32,393	3.20
Total interest earning assets	4,906,359	$208,032	4.24%	2,339,283	$104,570	4.47%
Non-interest earning assets	543,084			91,628
Total assets	$5,449,443			$2,430,911

Interest-bearing liabilities:
Deposits:
Money market	$733,450	$11,344	1.55%	$443,950	$7,223	1.63%
NOW	451,977	977	0.22	146,195	229	0.16
Savings	862,753	4,251	0.49	531,500	3,308	0.62
Time	961,223	17,255	1.80	519,989	12,040	2.32
Total interest-bearing deposits	3,009,403	33,827	1.12	1,641,634	22,800	1.39
Repurchase agreements	159,322	1,481	0.93	26,357	267	1.01
FHLB advances and other borrowings	730,768	26,504	3.63	160,817	7,329	4.56
Total interest bearing liabilities	3,899,493	61,812	1.59%	1,828,808	30,396	1.66%
Non-interest-bearing demand deposits	353,207			169,292
Other non-interest bearing liabilities	59,235			32,693
Total liabilities	4,311,935			2,030,793
Equity	1,137,508			400,118
Total liabilities and equity	$5,449,443			$2,430,911
Net interest-earning assets	$1,006,866			$510,475
Net interest income		$146,220			$74,174
Interest rate spread			2.65%			2.81%
Net interest margin (net interest income
as a percentage of total interest
earning assets)			2.98%			3.17%
Ratio of total interest-earning assets
to total interest-bearing liabilities			125.82%			127.91%

(1) Average balances include non-accrual loans
(2) Includes loans held for sale

9

NewAlliance Bancshares, Inc.
Average Balance Sheets and Yield / Rate Analysis (Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	December 31, 2004			September 30, 2004
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets:
Loans (1) (2)
Residential real estate	$1,606,283	$20,728	5.16%	$1,658,278	$20,851	5.03%
Commercial real estate	724,440	10,576	5.84	737,163	10,994	5.97
Commerical business	325,493	4,587	5.64	337,333	4,757	5.64
Consumer	506,736	6,140	4.85	499,794	5,643	4.52
Total Loans	3,162,952	42,031	5.32	3,232,568	42,245	5.23
Short-term investments	165,004	814	1.97	172,817	671	1.55
Investment securities	2,209,357	19,292	3.49	2,184,073	17,906	3.28
Total interest earning assets	5,537,313	$62,137	4.49%	5,589,458	$60,822	4.35%
Non-interest earning assets	735,124			730,382
Total assets	$6,272,437			$6,319,840

Interest-bearing liabilities:
Deposits:
Money market	$817,557	$3,135	1.53%	$867,614	$3,586	1.65%
NOW	340,426	141	0.17	403,205	193	0.19
Savings	948,784	1,195	0.50	971,954	1,150	0.47
Time	1,144,048	5,640	1.97	1,105,990	4,905	1.77
Total interest-bearing deposits	3,250,815	10,111	1.24	3,348,763	9,834	1.17
Repurchase agreements	203,758	519	1.02	209,920	481	0.92
FHLB advances and other borrowings	863,227	7,955	3.69	873,250	7,940	3.64
Total interest bearing liabilities	4,317,800	18,585	1.72%	4,431,933	18,255	1.65%
Non-interest-bearing demand deposits	457,490			395,208
Other non-interest bearing liabilities	80,477			85,747
Total liabilities	4,855,767			4,912,888
Equity	1,416,670			1,406,952
Total liabilities and equity	$6,272,437			$6,319,840
Net interest-earning assets	$1,219,513			$1,157,525
Net interest income		$43,552			$42,567
Interest rate spread			2.77%			2.70%
Net interest margin (net interest income
as a percentage of total interest
earning assets)			3.15%			3.05%
Ratio of total interest-earning assets
to total interest-bearing liabilities			128.24%			126.12%

(1) Average balances include non-accrual loans
(2) Includes loans held for sale

10

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)
(Dollars in thousands)
	December 31, 2004	September 30, 2004

Non-performing assets:
Residential real estate mortgages	$1,473	$1,138
Commercial real estate mortgages	4,268	4,091
Commercial business loans	4,079	5,387
Consumer loans	413	245
Total non-performing loans	10,233	10,861

Other non-performing assets, net	-	25

Total non-performing assets	$10,233	$10,886

Allowance for loan losses	$36,163	$37,071

	For the three months ended December 31, 2004	For the three months ended September 30, 2004
Net loan charge-offs (recoveries):
Residential real estate mortgage	$(189)	$(48)
Commercial real estate mortgage	(14)	(14)
Total real estate mortgages	(203)	(62)
Commercial business loans	1,362	502
Consumer loans	49	33
Total net charge-offs (recoveries)	$1,208	$473

	For the three months ended December 31, 2004	For the three months ended September 30, 2004
Ratios:
Allowance for loan losses to total loans	1.15%	1.16%
Allowance for loan losses to non-performing loans	353.40%	341.32%
Non-performing loans to total loans	0.33%	0.34%
Non-performing assets to total assets	0.16%	0.17%
Net charge-offs to average loans (1)	0.15%	0.06%

(1) Annualized.

11

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

(Dollars in thousands, except per share data)
	Three Months Ended	Twelve Months Ended
	December 31, 2004

Net income, GAAP	$11,562	$4,069
Add back contribution to the NewAlliance
Foundation, net of tax	-	26,026
Add back merger and conversion costs,
net of tax	801	11,434
Proforma net income	$12,363	$41,529

Basic and diluted income per share, GAAP	$0.11	nm
Effect of contribution to the Foundation,
net of tax	0.00	nm
Effects of merger and conversion costs,
net of tax	0.01	nm
Proforma basic and diluted income per share	$0.12	nm

Return on average assets, GAAP	0.74%	0.07%
Effect of contribution to the Foundation,
net of tax	0.00%	0.48%
Effects of merger and conversion costs,
net of tax	0.05%	0.21%
Proforma return on average assets	0.79%	0.76%

Return on average equity, GAAP	3.26%	0.36%
Effect of contribution to the Foundation,
net of tax	0.00%	2.29%
Effects of merger and conversion costs,
net of tax	0.23%	1.01%
Proforma return on average equity	3.49%	3.66%

Efficiency ratio	68.29%	97.31%
Effects of merger and conversion costs	(2.34)%	(9.70)%
Effects of contribution to NewAlliance Foundation	0.00%	(22.08)%
Proforma efficiency ratio	65.95%	65.53%

nm - not meaningful

12